Exhibit 99.1

PERSTORP UK LTD.

Financial Statements
for the three years ended 31 December 2017

Company Registered Number: 2715398

PERSTORP UK LTD.

Report of Independent Auditors

To the Directors of Perstorp Holding AB

We have audited the accompanying financial statements of Perstorp UK LTD, which comprise the balance sheets as of 31 December 2017 and 2016, and the related income statement, statement of changes in equity, and cash flow statement for each of the three years in the period ended 31 December 2017.

Managements Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perstorp UK LTD as of 31 December 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended 31 December 2017, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company has restated its 2017, 2016 and 2015 financial statements to correct an error. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Manchester, United Kingdom
8 February 20l9

PERSTORP UK LTD.

Income statement
for the year ended 31 December 2017

	Note	2017 £'000	2016 £'000	2015 £'000
Revenue	4	119,480	88,919	73,880

Cost of sales		(74,861)	(52,547)	(46,144)

Gross Profit		44,619	36,372	27,736

Distribution Costs		(16,262)	(13,003)	(11,873)
Administration expenses		(6,453)	(6,158)	(4,552)
Other operating (expense)/income	6	(1,044)	735	19

Operating profit		20,860	17,946	11,330

Finance income	7	4,485	2,727	938
Finance costs	8	(10,659)	(26,288)	(12,794)
Profit/(loss) before tax	5	14,686	(5,615)	(526)

Income tax (charge)/credit - Current	9	(482)	41	316
Income tax (charge)/credit - Deferred	9	(524)	862	(118)

Profit/(loss) for the year		13,680	(4,712)	(328)

The notes on pages 5 to 23 are an integral part of these financial statements.

The company incurred no other comprehensive income/expense in either year other than amounts included in the Income Statement above, and therefore no separate Statement of Comprehensive Income has been presented.

PERSTORP UK LTD.

Balance sheet as at 31 December 2017

	Note	Restated* 2017 £'000	Restated* 2016 £'000
Assets
Non-current Assets
Property, plant, and equipment	10	54,694	54,495
Total Tangible assets	10	54,694	54,495

Goodwill	11	26,186	26,186
Customer relationships	11	2,361	4,556
REACH cost	11	586	489
Total Intangible assets		29,133	31,231

Deferred tax assets	12	4,678	4,647
Total non-current assets		88,505	90,373

Current assets
Inventories	13	7,412	5,682
Trade and other receivables	14	37,357	20,900
Total current assets		44,769	26,582

Liabilities
Current liabilities
Trade and other payables	15	(16,623)	(10,078)
Obligations under finance leases	16	(12)	(12)
Borrowings	17	(1,342)	(1,340)
Total current liabilities		(17,977)	(11,430)

Net current assets		26,792	15,152

Non-current liabilities
Borrowings	17	(83,153)	(87,604)
Obligations under finance leases	16	—	(12)
Deferred tax liabilities	12	(4,139)	(3,584)
Total non-current liabilities		(87,292)	(91,200)

Net assets		28,005	14,325

Equity attributable to owners of the parent
Share capital	18	29,702	29,702
Accumulated losses		(1,697)	(15,377)

Total equity		28,005	14,325
* See note 1 for further details.

The notes on page 5 to 23 are an integral part of these financial statements.

The financial statements on pages 2 to 23 were authorised for issue by the board of directors on 8 February 2019 and were signed on its behalf.

/s/ P Shelly            /s/ Magnus Heimburg
Managing Director        Chief Financial Officer
Perstorp UK Ltd.            Perstorp Holding AB

Company Registered Number: 2715398

PERSTORP UK LTD.

Statement of changes in equity for the year ended 31 December 2017

	Share Capital £'000	Accumulated Losses £'000	Total equity £'000
At 1 January 2015	29,702	(10,337)	19,365
Profit/(Loss) for the financial year, being total comprehensive income	—	(328)	(328)
At 31 December 2015	29,702	(10,665)	19,037

At 1 January 2016	29,702	(10,665)	19,037
Profit/(Loss) for the financial year, being total comprehensive income	—	(4,712)	(4,712)
At 31 December 2016	29,702	(15,377)	14,325

At 1 January 2017	29,702	(15,377)	14,325
Profit/(Loss) for the financial year, being total comprehensive income	—	13,680	13,680
At 31 December 2017	29,702	(1,697)	28,005

Cash flow statement
for the year ended 31 December 2017

	Note	Restated* 2017 £'000	Restated*2016 £'000	Restated*2015 £'000
Cash flows from operating activities
Cash generated from operations	24	30,826	28,903	23,969
Interest paid		(10,086)	(11,913)	(10,500)
Income tax received		41	274	42
Net cash generated from operating activities		20,781	17,264	13,511

Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets		(6,354)	(1,066)	(920)
Interest received		35	21	14
Net cash (used in)/generated from investing activities		(6,319)	(1,045)	(906)

Cash flows from financing activities
(Increase)/decrease in amounts owed from/to group companies in relation to cash pooling arrangement		(14,462)	9,781	(12,605)
Repayments of loan borrowings		—	(26,000)	—
Net cash used in financing activities		(14,462)	(16,219)	(12,605)

Net increase/(decrease) in cash and cash equivalents		—	—	—
Cash and cash equivalents at beginning of the year		—	—	—

Cash and cash equivalents at end of the year		—	—	—
* See note 1 for further details.

PERSTORP UK LTD.

NOTES TO THE FINANCIAL STATEMENTS

1     Summary of Significant accounting policies

Perstorp UK Ltd. is a private limited company incorporated and domiciled in the United Kingdom, and is registered in England and Wales. The company is limited by shares. The company’s registered address is Perstotp UK Ltd., Baronet Road, Warrington, Cheshire, WA4 6HA, UK.

The principal accounting policies adopted in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

1.1    Basis of preparation

These financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the IASB (IFRS).

The preparation of financial statements in conformity with IFRSs requires the use of a number of significant accounting estimates. It also requires management to exercise its judgement in the process of applying the company’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in note 2.

Sale of business
The Company’s owners, Perstorp AB, are in the process of completing the sale of the Company to lngevity Corporation. These financial statements have been prepared in anticipation of that sale.

Going concern
As described above, the Company’s owners, Perstorp AB, are in the process of completing the sale of the Company to Ingevity Corporation. The Company has received a letter from Perstorp AB confirming that they will provide adequate financial support as required to enable the Company to continue to discharge its liabilities in the normal course of business for at least twelve months from the date of approval of these financial statements or until the sale of the Company completes. The Company has also received a letter of financial support from Ingevity Corporation confirming that, in the event the sale of the Company is completed, they will provide adequate financial support as required to enable the Company to continue to discharge its liabilities in the normal course of business for at least twelve months from the date of approval of these financial statements. Therefore, these financial statements have been prepared on a going concern basis.

Restatement
During the preparation of these financial statements, management noted that in the UK statutory accounts, amounts that had been previously shown as cash and cash equivalents (2017 £28.6m, 2016 £14.7m and 2015 £21.7m) should have been presented as amounts due from group undertakings (Note 14). The impact of this error is therefore that cash and cash equivalents as of 31 December 2017, 2016 and 2015 are now nil and trade and accounts receivables increased by these amounts. In 2017 this has resulted in restated outflows of £14.5m amounts owed from/to group companies in relation to cash pooling arrangements, recognised within financing activities on the statement of cash flows, (2016 £9.8m inflows, 2015 £12.6m outflows).

1.2     Recent accounting developments

(a) New standards amendments and interpretations to existing standards.
The following new standards, amendments and interpretations are mandatory for the first time for the financial year beginning 1 January 2017.

The company has adopted the following new standards, amendments or interpretations. None of these standards and interpretations have had any material effect on the company’s results.
• Amendments to lAS 12, ‘Income taxes’ on Recognition of deferred tax assets for unrealised losses (effective for annual periods beginning on or after 1 January 2017);

(b) New standards amendments and interpretations not yet adopted.
Certain new accounting standards and interpretations have been published that are not mandatory for 31 December 2017 reporting period and have not been early adopted by the Company. The Company’s assessment of the impact of these new standards and interpretations is set out below:

PERSTORP UK LTD.

IFRS 9 Financial Instruments

IFRS 9 addresses the classification, measurement and de-recognition of financial assets and financial liabilities, introduces new rules for hedge accounting and a new impairment model for financial assets. This standard is mandatory for financial years commencing on or after 1 January 2018.

The Company is working towards the implementation of IFRS 9 on 1 January 2018. It anticipates that the classification and measurement basis for its financial assets and liabilities will be largely unchanged by adoption of IFRS 9.

The main impact of adopting IFRS 9 is likely to arise from the implementation of the expected loss model. The expected impact at 1 January 2018 is to decrease retained earnings by £114k. No material impact on profit for future periods is expected from the adoption of IFRS 9.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 deals with revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The standard replaces lAS 18, 'Revenue', and lAS 11, ‘Construction contracts', and related interpretations. The standard is effective for annual periods beginning on or after 1 January 2018, and earlier application is permitted. The Company is working towards the implementation of IFRS 15 on 1 January 2018 and has carried out a review of existing contractual arrangements as part of this process. The Company does not anticipate any changes for the recognition of its current revenue streams.

IFRS 16 Lease Accounting
IFRS 16 ‘Leases’ has been issued by the IASB but is not yet adopted by the Company. It is effective from 1 January 2019. Our work on implementing the new lease model prescribed is progressing as planned, and we continue to consider the implications of the standard on the Company’s results and financial position.

1.3     Segment reporting

The company’s operations are fully integrated. All products are sold to customers at a level far removed from the end user via automakers, coatings producers and so forth. The same product can often be used for a wide spectrum of different applications.

The chief operating decision maker, defined as the directors, make decisions based on the underlying management data, which is the data presented in the financial statements. The directors consider the operations of the entity to represent one trading segment and therefore a segmental analysis has not been disclosed.

1.4     Intangible assets

Goodwill comprises the amount by which the acquisition value exceeds the fair value at the date of acquisition of the identifiable net assets acquired. Goodwill is reported as an intangible asset. Goodwill is not amortised but tested annually for impairment, or when there is a triggering event.

Other intangible assets were recognised at fair value as part of the acquisition by the Company of the Caprolactones business from Solvay in January 2008.

Intangible assets (excluding goodwill) are reported at their acquisition value/purchase cost less accumulated amortisation. The acquisition value/purchase cost is linearly amortised in order to divide the cost over the life span of the intangible asset which have been determined to be:

Customer relationships	9-11 years
Non-compete agreement	6 years
Registration, Evaluation, Authorisation and Restriction of Chemicals (REACH) Registration	20 years

Assets with an indeterminate useful life, such as goodwill, are not depreciated or amortised but are subject to annual testing of impairment requirements. Assets with a determined useful life are assessed for a reduction in value whenever events or changes in conditions indicate that the book value may not be recoverable. Impairment is recognised in the amount by which the asset’s book value exceeds its recoverable value and it will be immediately reported as an expense. Impairment is never recovered for goodwill.

PERSTORP UK LTD.

1.5     Property, plant and equipment

Property, plant and equipment is reported at cost less accumulated depreciation. The cost includes expenses that are directly attributable to the acquisition of the asset. Additional costs are added to the asset’s reported value or are reported as a separate asset, depending upon which is appropriate, but only if it is probable that the future economic benefits associated with the asset accrue to the company and the cost can be measured reliably. All other forms of expenses for repair and maintenance are reported as costs in the income statement during the period they arise.

Straight line depreciation is applied based on the assets acquisition value and estimated useful life. The following depreciation periods are used:

Buildings	10-25 years
Plant and equipment	1-20 years
Land is not depreciated

The residual value and useful life of assets are reviewed and adjusted if appropriate at each balance sheet date. Assets are impairment tested when external or internal circumstances dictate such impairment testing, and are adjusted as necessary. An asset's book value is immediately impaired to its recoverable amount if the asset's book value exceeds its estimated recoverable amount.

Gains and losses on divestment are determined by comparing the sales proceeds and the book value and are reported in the income statement under the headings of other operating income or other operating expenses.

1.6     Inventories

Raw materials, supplies and goods purchased for resale are valued at purchase cost. Finished goods are valued at the cost of production. The cost of production comprises the direct cost of materials, direct manufacturing expenses, appropriate allocations of material and manufacturing overheads, and an appropriate share of the depreciation used for production. It includes the share of expenses for company pension plans and discretionary employee benefits that are attributable to production. Administrative costs are included where they are attributable to production. Inventories are valued using the weighted-average cost method. Costs and overheads allocated are based on normal operating activity.

If the purchase or production cost is higher than the net realisable value, inventories are written down to net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses.

1.7     Income Tax

Reported taxes in the income statement include current tax, adjustment of prior year current tax and changes in deferred tax. The calculation of tax and the assessment of all current and deferred tax liabilities and receivables are made in accordance with the UK tax regulations and tax rates that have been substantially enacted.

Deferred income tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in The financial statements and the corresponding tax bases used in the computation of taxable profit and is accounted for using the balance sheet liability method. Deferred tax assets are only reported when it is probable that future taxable profit will be available against which the temporary differences can be utilised.

1.8     Foreign currency

Items included in the financial statements are measured using the currency of the primary economic environment in which the entity operates ("the functional currency”). The financial statements are presented in Sterling (£'000s) which is the company’s functional and presentation currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement. Translation differences are recognised in profit or loss.

PERSTORP UK LTD.

1.9     Revenue recognition

Revenue from the sales of goods is reported in accordance with sales terms and thereby in the period when all significant risks and benefits attributable to the goods are transferred to the purchaser in accordance with the sales agreement.

Reported revenue is the fair value of what has been received or will be received for sold goods and services within the company’s business with deductions for VAT, discounts and returns. Revenue is recognised when the risks and rewards pass to the customer in accordance with the agreed sales terms. For the majority of sales the transfer of risks and rewards occurs when goods reach the nearest shipping port to the company.

1.10     Leased assets

Assets held under finance leases where substantially all the benefits and risks of ownership are transferred to the company, are capitalised as property, plant and equipment in the balance sheet and are depreciated over the useful economic life of the asset or the term of the lease, whichever is shorter. At The commencement of the lease term, finance leased assets and liabilities are recognised at the higher of the present value of minimum lease payments or the fair value of the leased asset, both determined at the inception of the lease. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

Rentals in respect of operating leases, under which substantially all the benefits and risks of ownership remain with the lessors, are charged to the profit and loss account on a straight line basis over the period of the lease.

1.11      Pension costs

The company has defined-contribution pension plans. The characteristic of a defined-contribution pension plan is that the company pays a fixed contribution to a separate legal entity. After the premium is paid the company has no other legal or informal obligations to pay additional amounts. Therefore there are no provisions or contingent liabilities in the balance sheet for the pension plans.

1.12     Remuneration for redundancy
Remuneration is paid for redundancy when an employee’s employment is terminated before normal retirement or when the employee accepts voluntary redundancy and expensed in the income statement during the period in which the cost is incurred.

1.13     Trade receivables
Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the counterparty, probability that the counterparty will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired.

The amount of the provision is the difference between the carrying amount and the present value of estimated future cash flows of the asset, discounted, where material, at the original effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in the Income Statement within ‘administrative costs’. When a trade receivable is uncollectable, it is written off against the allowance account for trade receivable.

1.14     Trade payables
Trade payables are initially measured at fair value, and are subsequently measured at amortised cost, using the effective interest method.

1.15     Borrowings
Borrowings are recognised initially at fair value, net of transactions costs, and subsequently at amortised cost using the effective interest method. Borrowing expenses are reported in the income statement based upon the period to which they relate, including borrowing costs. Borrowings are classified as interest-bearing long-term or short-term liabilities in the balance sheets depending upon the due date. Borrowing costs are not capitalised.

1.16     Share capital
Ordinary share capital is treated as equity. Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction from the proceeds.

PERSTORP UK LTD.

2     Significant estimates and judgements made

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

2.1     Critical accounting estimates and assumptions

The group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

Impairment testing of goodwill: The Company tests annually whether goodwill has suffered any impairment, in accordance with the accounting policy stated in note 1.4. The recoverable amounts of cash-generating units (CGUs) have been determined based on value-in-use calculations. These calculations require the use of estimates such as growth forecasted in revenue, the marginal contribution of sales, and discount rate. For further details, see note 11.

Valuation of deferred tax assets: The deferred tax assets are in relation to carry-forward tax losses. The Company has concluded that the deferred assets will be recoverable, using the estimated future taxable income based on the approved business plans and budgets.

3     Risk Management

3.1     Financial Risk

The company faces a number of financial risks including, currency risk, financing risk, liquidity risk, interest rate risk and counter-party risk.

3.1.1     Currency risk

The currency risk is the risk that the company’s earnings and net assets will be adversely affected by fluctuations in exchange rates. Within the Perstorp group currency risk is managed on a group-wide basis. The sensitivity of the company’s operations to the significant currencies which impact its operations is set out below.

Sensitivity of operating profit to 1% increase in the strength of Sterling:	2017 Loss of Operating Profit £'000	2016 Loss of Operating Profit £'000	2015 Loss of Operating Profit £'000
USD cash flows	(657)	(399)	(318)
EUR cash flows	(116)	(93)	(66)
YEN cash flows	(84)	(34)	(28)

Sensitivity of operating profit to 1% decrease in the strength of Sterling:	2017 Increase of Operating Profit £'000	2016 Increase of Operating Profit £'000	2015 Increase of Operating Profit £'000
USD cash flows	657	399	318
EUR cash flows	116	93	66
YEN cash flows	84	34	28

3.1.2     Financing risk

Financing risk refers to the risk that the company would not be able to attain necessary financing to deliver on its strategic plans and also the risk that the cost of financing may increase where borrowings are attained at variable rates of interest. The company is financed by intercompany borrowings at a fixed rate of interest which mitigates financing risk.

3.1.3     Liquidity risk

PERSTORP UK LTD.

Liquidity risk is managed by checking that the company has sufficient liquid funds as part of the group’s agreed credit facilities. Both company and group management closely monitor liquidity forecasts. The table below analyses the financial instruments of the company by the time remaining from the balance sheet date up to the agreed due date:

Maturity analysis for financial instruments: 2017	0-1 yrs £'000	1-2 yrs £'000	2-5 yrs £'000

Borrowings from related parties	—	—	83,153
Amounts due to related parties	2,548	—	—
Finance Lease	12	—	—
Trade payables	11,574	—	—

Maturity analysis for financial instruments: 2016	0-1 yrs £'000	1-2 yrs £'000	2-5 yrs £'000

Borrowings from related parties	87,604	—	—
Amounts due to related parties	1,933	—	—
Finance Lease	12	12	—
Trade payables	6,375	—	—

The borrowings from related parties is on a one month rolling facility basis and can be rolled over for a period exceeding one year if necessary.
3.1.4     Interest rate risk

The interest rate risk is the risk that an increase in market interest rates will have an adverse impact on earnings. The table below shows the sensitivity of earnings to an increase in the interest rate:

Sensitivity to 1% increase in the interest rate	2017 Increase in interest cost £'000	2016 Increase in interest cost £'000	2015 Increase in interest cost £'000
Interest payable on loans denominated in USD	555	609	505
Interest payable on loans denominated in EUR	277	267	230
Interest payable on loans denominated in GBP	—	—	260

Sensitivity to 1% decrease in the interest rate	2017 Decrease in interest cost £'000	2016 Decrease in interest cost £'000	2015 Decrease in interest cost £'000
Interest payable on loans denominated in USD	(555)	(609)	(505)
Interest payable on loans denominated in EUR	(277)	(267)	(230)
Interest payable on loans denominated in GBP	—	—	(260)

3.1.5     Counterparty risk

Counterparty risk relates to the credit risk that might arise when a counterparty cannot fulfill its commitments and thus causes a financial loss to the company. The company has a set credit control policy, the main purpose of which is to prevent credit risks and minimise bad debt losses. The credit policy sets a framework for how to approve credit, who has responsibility and how deliveries may be approved in the event of a limit being exceeded or of a customer having credit that falls due for payment. Internal guidelines also include procedures for monitoring outstanding receivables before and after the maturity date depending upon materiality and the individual customer’s risk profile.

PERSTORP UK LTD.

3.2     Operational risk

3.2.1     Access to raw materials

To secure delivery of raw materials and spread the risks the company operates a purchasing policy which requires that procurement of the most critical raw materials is made from several suppliers where possible. Procurement is secured through long-term delivery agreements. The company operates in the global chemicals market with suppliers who meet the highest environmental and safety requirements, but as far as possible the company aims to minimise transport by buying in local markets.

3.2.2     Production disruptions

Disruptions in the company’s plants can result in a loss of income, in the short term because the company cannot deliver expected volumes to customers and in the long term because it may lead to alternative products being used for the same application. Regular technical inspections are made of equipment to reduce the risk of a disruption and regular maintenance programmes are performed to reduce the risk of equipment deteriorating beyond use. Through the group function the company ensures that it has comprehensive insurance coverage in case of an unforeseen event.

3.2.3     European Union

The Directors’ are aware of the uncertainty associated with the United Kingdom leaving the European Union following the outcome of the June 2016 referendum. A local Brexit team has been established to monitor and mitigate risk as developments of the various scenarios become known.

3.3     Capital risk management

The company’s objectives when managing capital are to safeguard the company’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital. In order to maintain or adjust the capital structure, the company may return capital to shareholders, issue new shares or sell assets to reduce debt.

Perstorp UK Ltd’s capital requirements have been centrally managed by Perstorp A.B., who has provided funding so as to safeguard Perstorp UK Ltd’s ability to continue as a going concern and optimise returns for the Group. Perstorp UK Ltd’s capital requirements are comprised of share capital and loans provided by Perstorp A.B. (Perstorp UK Ltd is not subject to financial covenants in any of its significant financing agreements).

	2017	2016
Share Capital	29,702	29,702
Loans payable to Perstorp AB	84,495	88,944

4     Revenue

Sales divided by type:	2017 £'000	2016 £'000	2015 £'000
Net external sales of goods	84,932	61,429	47,815
Sales of goods to related parties	34,548	27,490	26,065
Total revenue	119,480	88,919	73,880

PERSTORP UK LTD.

5     Profit/(loss) before tax

	2017 £'000	2016 £'000	2015 £'000
Profit/(loss) before income tax is stated after charging:
Depreciation of property plant and equipment	5,954	5,513	5,506
Staff costs (note 19)	5,893	5,342	5,441
Amortisation of intangible assets (included within distribution costs, note 11)	2,225	2,384	2,378
Auditors' remuneration for audit services - UK	46	31	33
Operating lease rentals:
Land and buildings	110	110	115
Plant and machinery	99	63	62

6     Other operating (expense)/income

	2017 £'000	2016 £'000	2015 £'000
Foreign exchange (losses)/gain on operational transactions	(1,044)	735	19
Total Operating (expense)/income	(1,044)	735	19

7     Finance Income

	2017 £'000	2016 £'000	2015 £'000
Gains on translation of foreign currency denominated loans	4,450	—	—
Gains on translation of foreign currency bank accounts	—	2,706	924
Bank interest receivable	35	21	14
Total Finance Income	4,485	2,727	938

8     Finance costs

	2017 £'000	2016 £'000	2015 £'000
Interest on bank borrowings	(6)	—	(1)
Interest expense on current liabilities	(673)	(404)	(737)
Interest on loans from related parties	(9,400)	(11,793)	(9,866)
Losses on translation of foreign currency denominated loans	—	(14,083)	(2,182)
Losses on translation of foreign currency bank accounts	(570)	—	—
Bank charges	(10)	(8)	(8)
	(10,659)	(26,288)	(12,794)

PERSTORP UK LTD.

9     Income tax charge/(credit)

Analysis of charge/(credit) for the year all relating to continuing operations	2017 £'000	2016 £'000	2015 £'000
Current tax
Corporation Tax charge	482	—	—
Adjustment in respect of prior periods	—	(41)	(316)

Current tax	482	(41)	(316)

Deferred Income tax (note 12)
Current year	499	(954)	(85)
Adjustment in respect of prior periods	25	86	190
Change in corporation tax rate applicable to deferred tax	—	6	13
Deferred Tax	524	(862)	118

Income tax charge/(credit)	1,006	(903)	(198)

The tax assessed for the year is lower than the standard rate of corporation tax in the UK (19.25%) (2016: 20.00%) (2015:
20.25%). The differences are explained below:

	2017 £'000	2016 £'000	2015 £'000
Profit/(loss) before income tax	14,686	(5,615)	(526)
Profit/(loss) on ordinary activities multiplied by the standard rate of corporation tax in the UK of 19.25% (2016: 20.00%) (2015: 20.25%)	2,827	(1,123)	(99)

Effects of:
Non-deductible expenses	14	—	3
Losses not recognised	10	—	—
Brought forward losses recognised	(1,804)	—	—
Adjustment in respect of prior periods	25	45	(126)
Difference between the tax rate in the period and the year end and prior year end deferred tax rate	(66)	175	24

Tax charge/(credit)	1,006	(903)	(198)

Changes to the UK corporation tax rates were substantially enacted as part of Finance Bill 2016 (on September 2016). These include reductions to the main rate, to reduce the rate to 17% from 1 April 2020. Deferred taxes at the balance sheet date have been measured using the enacted tax rates and reflected in these financial statements.

PERSTORP UK LTD.

10     Property, plant and equipment

	Land £'000	Buildings £'000	Plant and equipment £'000	Total £'000
Cost At 1 January 2016	1,187	5,823	86,633	93,643
Additions	—	26	939	965
Disposals	—	—	(1,278)	(1,278)
Re-classification	—	(520)	520	—
At 31 December 2016	1,187	5,329	86,814	93,330
Additions	—	—	6,227	6,227
Disposals	—	—	(173)	(173)
Re-classification	—	99	(99)	—
At 31 December 2017	1,187	5,428	92,769	99,384
Accumulated depreciation At 1 January 2016	—	(1,282)	(32,899)	(34,181)
Charge for the year	—	(249)	(5,264)	(5,513)
Disposals	—	—	859	859
At 31 December 2016	—	(1,531)	(37,304)	(38,835)
Charge for the year	—	(252)	(5,702)	(5,954)
Disposals	—	—	99	99
At 31 December 2017	—	(1,783)	(42,907)	(44,690)
Net Book Value At 1 January 2016	1,187	4,541	53,734	59,462
At 31 December 2016	1,187	3,798	49,510	54,495
At 31 December 2017	1,187	3,645	49,862	54,694

The cost of fixed assets above includes assets held under finance leases (within buildings) amounting to £66k (2016: £66k).

No borrowing costs have been capitalised on additions in 2017 and 2016.

Depreciation has been charged in the income statement as follows:

	2017 £'000	2016 £'000	2015 £'000
Cost of goods sold	5,954	5,513	5,506
Total	5,954	5,513	5,506

PERSTORP UK LTD.

11     Intangible assets

	Goodwill £'000	Customer relationships £'000	Non-compete agreement £'000	REACH costs £'000	Total £'000
Cost At 1 January 2016	26,186	25,551	—	480	52,217
Additions	—	—	—	102	102
At 31 December 2016	26,186	25,551	—	582	52,319
Additions	—	—	—	127	127
At 31 December 2017	26,186	25,551	—	709	52,446
Accumulated amortisation At 1 January 2016	—	(18,640)	—	(64)	(18,704)
Charge for the year	—	(2,355)	—	(29)	(2,384)
At 31 December 2016	—	(20,995)	—	(93)	(21,088)
Charge for the year	—	(2,195)	—	(30)	(2,225)
At 31 December 2017	—	(23,190)	—	(123)	(23,313)
Net book value At 1 January 2016	26,186	6,911	—	416	33,513
At 31 December 2016	26,186	4,556	—	489	31,231
At 31 December 2017	26,186	2,361	—	586	29,133

The cost of amortisation of Intangible assets for the year of £2,225k (2016: £2,384k, 2015 £2,378k) has been included within distribution costs in the income statement.

Following the acquisition of the Caprolactones business from Solvay in January 2008, a fair value was established for both the customer relationships of the Caprolactones business and a non-compete agreement with the Solvay group. Both of these intangible assets are amortised on a straight-line basis over a period of 9-11 years for customer relationships and 6 years for the non-compete agreement. The non-compete agreement was fully written down in the prior years.

During the year the company has capitalised costs of £127k (2016: £102k) directly related to the REACH registration of the company’s products. REACH stands for Registration Evaluation Authorization and Restriction of Chemicals. All substances that are used within the EU must be registered and evaluated from toxicological and eco- toxicological standpoints. The costs are being amortised over a 20 year period which has been decided taking into account the technological and commercial life cycles of the chemical substance and the related products of the company.

Management considers that the company as a whole should be regarded as a cash-generating unit as it has only one manufacturing site and produces only one category of product, Caprolactones. The recoverable amount for the cash generating unit has been established on the basis of a calculation of value in use. The calculation is based on an estimate of future cash flow, in accordance with financial five-year plans that have been approved by management. Cash flows beyond this five-year period are extrapolated using an estimated long term growth rate. Key assumptions used in the impairment reviews for, 2016 and 2017 were as follows:

	2017	2016
Sales growth rate Jan - Dec	5%	12%
Marginal contribution of sales	5%	6%
Long-term growth rate	2%	2%
Pre-tax discount rate	13.62%	13.75%

The current production capacity at the site is able to accommodate all forecast growth in the strategic plan without need for significant capital expenditure.

The directors and management have not identified any impairment indicators.

PERSTORP UK LTD.

12     Deferred tax assets and liabilities

Recognised deferred tax assets and liabilities	Assets		Liabilities
	2017 £'000	2016 £'000	2017 £'000	2016 £'000
Property plant and equipment	—	—	(2,359)	(1,982)
Intangibles	—	—	(1,780)	(1,602)
Losses	4,678	4,647	—	—
Total	4,678	4,647	(4,139)	(3,584)

Movement in deferred tax during the year	1 January 2017 £'000	Recognised in income £'000	31 December 2017 £'000
Property plant and equipment	(1,982)	(377)	(2,359)
Intangibles	(1,602)	(178)	(1,780)
Losses	4,647	31	4,678
Total	1,063	(524)	539

Movement in deferred tax during the previous year	1 January 2016 £'000	Recognised in income £'000	31 December 2016 £'000
Property plant and equipment	(3,764)	1,782	(1,982)
Intangibles	(1,508)	(94)	(1,602)
Losses	5,473	(826)	4,647
Total	201	862	1,063

The value of unutilised tax loss carry forwards is capitalised where it is expected that the carry forwards will be utilised in the foreseeable future due to sufficient taxable profits being earned. The level of deferred tax asset recognised is based on foreseeable taxable profits forecast as at each balance sheet date.

The value of unrecognised losses as at 31 December 2017 is £2,000k (2016: £11,370k, 2015; £11,370k).

13     Inventories

	2017 £'000	2016 £'000
Raw materials and consumables	2,518	2,404
Finished goods and good for resale	5,442	3,649
Less: provision for impairment of inventories	(548)	(371)
At 31 December	7,412	5,682

The amount of inventories included in cost of sales amounted to £59,305k (2016: £37,430k, 2015: £31,505k). The movement on the inventory impairment reserve (2017 £548k, 2016 £371k & 2015 £354k) during the year impacts upon the earnings for the year in the income statement within cost of sales.

PERSTORP UK LTD.

14     Trade and other receivables

	2017 £'000	2016 £'000
Trade receivables	3,858	2,810
Prepayments	190	925
Receivables from related parties	3,884	1,801
Amounts due from group undertakings	28,562	14,669
Corporation Tax	—	41
VAT	782	471
Emission Allowances (EUETS)	81	151
Other receivables	—	32
At 31 December	37,357	20,900

The receivables from related parties are settled after 30 days and are subject to the intercompany netting process.

Analysis of trade receivables	2017 £'000	2016 £'000
Not due receivables	3,677	2,519
Due receivables:
1-10 days	216	223
11-30 days	3,856	1,670
31-60 days	122	3
61-90 days	(175)	180
91 days >	46	16
Total trade receivables	7,742	4,611

The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above. The company does not hold any collateral as security.

The fair values of trade and other receivables do not differ from the values shown above.

The intercompany receivables contains an amount of £28.6m which relates to cash pooling arrangements within the Perstorp group. In the UK statutory accounts this amount has been shown in the past as part of the cash and cash equivalents (2017
£28.6m, 2016 £14.7m).

15     Trade and other payables

	2017 £'000	2016 £'000
Trade payables	11,574	6,375
Amounts due to related parties	2,548	1,933
Corporation Tax	482	—
Other tax and social security	140	149
Accrued expenses	1,879	1,621
Balance at 31 December	16,623	10,078

The fair values of trade and other payables do not differ from the values shown above.
The amounts due to related parties are unsecured, interest free and are payable on demand.

PERSTORP UK LTD.

16     Obligations under finance leases

Obligations under finance leases are as follows.

	2017 £'000	2016 £'000
Gross obligations under finance leases	12	24
Present value of lease obligations	12	24

Net obligations under finance leases fall due as follows.

	2017 £'000	2016 £'000
Within one year	12	12
Within two to five years	—	12
Present value of lease obligations	12	24

17     Borrowings

	2017 £'000	2016 £'000
Current borrowings

Borrowings from related parties - Perstorp Financial Services AB	—	—
Accrued interest due to related parties	1,342	1,340
Balance at 31 December	1,342	1,340
Non-current borrowings:

Borrowings from related parties - Perstorp Financial Services AB	83,153	87,604
Balance as at 31 December	83,153	87,604
Total borrowings	84,495	88,944

The total assets of the company have been pledged as security for the loans in addition to other pledged assets within the group.

There have been no defaults during the year of principal, interest or redemption terms of the loans payable.

The current borrowings are on a rolling facility and will be extended if necessary.

Currency composition and interest rates of borrowings as at 31 December 2017:	Amount in currency '000s	Sterling equivalent £'000	Effective interest rate (%)
Borrowings from related parties:
Loan denominated in EUR owed to ultimate parent company	31,182	27,659	9.88%
Loan denominated in EUR owed to ultimate parent company	74,857	55,494	12.02%
Total	106,039	83,153

PERSTORP UK LTD.

Currency composition and interest rates of borrowings as at 31 December 2016:	Amount in currency '000s	Sterling equivalent £'000	Effective interest rate (%)
Borrowings from related parties:
Loan denominated in EUR owed to ultimate parent company	31,182	26,686	10.76%
Loan denominated in EUR owed to ultimate parent company	74,857	60,918	12.13%
Total	106,039	87,604

The loans of the company are arranged within the group facility on market terms.

The carrying value of borrowings as of the balance sheet date is not materially different from the fair value.

18     Share Capital

	2017		2016
	Number '000	£'000	Number '000	£'000
Authorised:
Ordinary shares of £1 each	10	10	10	10
Ordinary A shares of €1 each	40,000	29,692	40,000	29,692
Total	40,010	29,702	40,010	29,702
Allotted, called up and fully paid:
Ordinary shares of £1 each	10	10	10	10
Ordinary A shares of €1 each	40,000	29,692	40,000	29,692
Total	40,010	29,702	40,010	29,702

The ordinary A €1 shares have the same rights and are subject to the same restrictions as the ordinary £1 shares and they rank pari passu in all respects.

19     Key management compensation and directors’ remuneration

	2017 £'000	2016 £'000	2015 £'000
Staff costs (including directors' remuneration) for the company during the year were as follows:
Wages and salaries	4,535	4,058	4,172
Social security costs	541	472	474
Other pension costs (note 20)	817	812	795
Total	5,893	5,342	5,441

Average monthly number of people (including executive directors) employed by the company during the year:	2017 Number	2016 Number	2015 Number
Administration	23	24	25
Production	59	59	61
Total	82	83	86

PERSTORP UK LTD.

Key management includes directors (executive and non-executive). The compensation paid (or payable) for employee services is shown below:

	2017 £'000	2016 £'000	2015 £'000
Short-term employee benefits	230	249	261
Post-employment benefits	44	42	25
Total	274	291	286

Retirement benefits are accruing under the money purchase pension scheme in respect of qualifying services for two directors (2016: two, 2015: two).

The remuneration paid (or payable) for employee services to the highest paid director is shown below:

	2017 £'000	2016 £'000	2015 £'000
Short-term employee benefits	118	119	109
Post-employment benefits	22	21	20
Total	140	140	129

20     Pension Expense

The net pension cost is allocated within the income statement as follows:

	2017 £'000	2016 £'000	2015 £'000
Cost of sales	688	665	650
Distribution costs	103	115	117
Administration costs	26	32	28
Total	817	812	795

21     Operating leases

The company has lease agreements in respect of properties, vehicles, and plant and equipment, for which the payments extend over a number of years as detailed below:

The future aggregate minimum lease payments under noncancellable operating leases are as follows:

	2017		2016		2015
	Land and buildings £'000	Vehicles, plant and equipment£'000	Land and buildings £'000	Vehicles, plant and equipment£'000	Land and buildings £'000	Vehicles, plant and equipment£'000
Within one year	23	85	110	40	110	33
Within two to five years	60	161	68	64	163	39
After five years	15	—	15	—	15	—
Total	98	246	193	104	288	72

PERSTORP UK LTD.

	2017		2016		2015
	Land and buildings £'000	Vehicles, plant and equipment£'000	Land and buildings £'000	Vehicles, plant and equipment£'000	Land and buildings £'000	Vehicles, plant and equipment£'000
Minimum lease payment	110	99	110	63	115	62

22     Related party transactions

Perstorp UK Ltd is 100% owned by Perstorp Holding AB, which is 100% owned by Luxembourg based Financiere Foret S.A.R.L.

Remuneration to the company’s board of directors is reported in note 19.

Sales of services are made on a cost plus basis for sales, marketing and administration services.

Royalties are incurred on patents and trademarks owned by the immediate holding company and they are charged at a market rate. Services are purchased from related parties on a cost plus basis. Management, sales, marketing, legal, technical and administration services are purchased.

The following balances were held with related parties at the end of the year:

	2017 £'000	2016 £'000
Receivables from related parties:
Fellow subsidiary company	3,878	1,788
Immediate parent company	6	13
Total	3,884	1,801
Payables to related parties:
Fellow subsidiary company	348	318
Immediate parent company	2,144	1,483
Ultimate parent company	56	132
Total	2,548	1,933

In addition to the above balances, there are borrowings from related parties which are disclosed in note 17.

The following transactions were carried out with related parties during the year:

	2017 £'000	2016 £'000	2015 £'000
Sales of goods:
Fellow subsidiary company	34,548	27,490	26,065
Total	34,548	27,490	26,065
Sales of services:
Fellow subsidiary company	271	212	178
Immediate parent company	75	393	304
Total	346	605	482

PERSTORP UK LTD.

	2017 £'000	2016 £'000	2015 £'000
Purchase of goods:
Fellow subsidiary company	1,119	930	758
Total	1,119	930	758
Purchase of services:
Fellow subsidiary company	1,205	2,180	1,088
Immediate parent company	5,959	4,660	3,913
Ultimate parent company	316	287	277
Total	7,480	7,127	5,278
Royalties payable:
Immediate parent company	7,739	5,921	5,313
Total	7,739	5,921	5,313
Interest payable:
Fellow subsidiary company	9,400	11,793	9,866
Total	9,400	11,793	9,866

Trade terms for related party sales and purchased are subject to the group netting process. All sales/purchases are invoiced at month end netted off 30 days from date of invoice.

23     Ultimate parent company

The company is a wholly owned subsidiary undertaking of Perstorp AB, incorporated in Sweden. The largest and smallest group of which Perstorp UK Ltd. is a member is that headed by Perstorp Holding AB, which is the ultimate parent company. Perstorp Holding AB is incorporated in Sweden and is controlled by the French private equity firm, PAI Partners, which owns close to 100% of the shares in Luxembourg based Financiere Foret S.A.R.L, which in turn owns 100% of the shares in Perstorp Holding AB. PAI Partners, which is an unincorporated partnership, is considered by the directors to be the ultimate controlling company.

24     Reconciliation of profit/(loss) before tax to net cash flow from operations

	2017 £'000	2016 £'000	2015 £'000
Profit/(loss) before tax	14,686	(5,615)	(526)

Adjustments for:
Depreciation (including loss in assets disposed)	6,028	5,932	5,506
Amortisation of intangible assets	2,225	2,384	2,378
(lncrease)/Decrease in inventories	(1,730)	163	381
(Increase) in trade and other receivables	(2,564)	(106)	6,070
Increase in trade and other payables	6,533	2,817	(1,970)

Income tax due included in opening Debtors	(41)	(233)	274
Income tax due included in closing Creditors	(482)	—	—
Finance income	(4,485)	(2,727)	(938)
Finance costs	10,656	26,288	12,794
Cash generated from operations	30,826	28,903	23,969

PERSTORP UK LTD.

25     Post Balance Sheet Events

On 10 December 2018, it was announced that Perstorp UK Ltd was being sold to Ingevity Corporation.